SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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                         Date of Report: APRIL 30, 2004

                               PICK UPS PLUS, INC.
               (Exact Name of Registrant as Specified in Charter)

          DELAWARE                     000-28255                 31-12440524
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(State or other jurisdiction          (Commission               (IRS Employer
      of incorporation)              File Number)            Identification No.)

    4360 FERGUSON DRIVE, SUITE 120, CINCINNATI, OHIO                45245
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        (Address of principal executive offices)                  (Zip code)

   Registrant's telephone number, including area code:          (513) 398-4344
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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

      On April 30, 2004, Pick Ups Plus, Inc., a Delaware corporation ("Pick Ups Plus"), entered into an Asset Purchase Agreement dated April 30, 2004, (the "Purchase Agreement") among Automotive International, Inc., an Ohio corporation ("Automotive International"), and Richard L. Hallberg, Jr. Pursuant to the
Purchase Agreement, Pick Ups Plus purchased certain assets of Automotive International. These assets included all of the current accounts related to Automotive International's auto preservation business, computer software, computer hardware, customer lists, equipment, furniture, fixtures, a royalty-free license for the use of the name Valuguard, inventory of Valuguard products, a 2002 Ford Explorer, a 2004 Lexus RX and a 2001 Pontiac Bonneville, a 1996 Audi-4, a 1996 Thunderbird, a 1989 Chevy S-10, 1988 Jeep Chrokee, a 1987 Oldsmobile and a 1978 Pontiac Catalina. The consideration paid by Pick Ups Plus for the purchase of the assets was (i) $10,000 cash, paid in advance of the April 30, 2004, closing of the purchase transaction; (ii) $590,000 cash paid at the time of the closing of the purchase transaction; and (iii) 5,238,095 shares of common stock of Pick Ups Plus.

ITEM 7 FINANCIAL STATEMENTS AND EXHIBITS

      Pick Ups Plus intends to provide the financial information required by this Item 7 in connection with the acquisition of the assets of Automotive International by filing an amendment to this Form 8-K. Such amendment will be filed within 60 days from the date this report is filed with the Securities and Exchange Commission.


EXHIBIT         DESCRIPTION
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Exhibit 99.1    Asset Purchase Agreement, dated April 30,      Provided herewith
                2004, by and among Pick Ups Plus, Inc.,
                Richard L. Hillberg, Jr. and Automotive
                International, Inc.



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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         PICK UPS PLUS, INC.

Date: May 18, 2004                       By:   /S/ MERRITT JESSON
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                                         Name: Merritt Jesson
                                         Its:  President




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